Exhibit 10.1
United Fire Group, Inc.
2021 Stock and Incentive Plan
Performance-Based Restricted Stock Unit Award Notice

[Participant Name]

You have been awarded a performance-based restricted stock unit award (the “Award”) with respect to shares of common stock of United Fire Group, Inc., an Iowa corporation (the “Company”), pursuant to the terms and conditions of the United Fire Group, Inc. 2021 Stock and Incentive Plan (the “Plan”) and the Performance-Based Restricted Stock Unit Award Agreement (together with this Award Notice, the “Agreement”). Copies of the Plan and the Performance-Based Restricted Stock Unit Award Agreement are attached hereto. Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.
Target Award: You have been awarded a performance-based restricted stock unit award with respect to [___________] shares (at target) of Common Stock, par value $0.001 per share (the “Common Stock”), subject to adjustment as provided in the Plan.

Grant Date: [___________]

Vesting Schedule: Except as otherwise provided in the Plan, the Agreement or any other agreement between the Company or any of its Subsidiaries and you in effect on the Grant Date, the Award shall vest based on the achievement of the Performance Measures set forth in this Award Notice over the applicable performance period set forth in the table below (the “Performance Period”), provided Holder remains continuously (except for any absence for vacation, leave, etc. in accordance with the Company’s or its Subsidiaries’ policies) employed by the Company or any of its Subsidiaries from the Grant Date through and including the last day of the Performance Period. The actual number of shares of Common Stock subject to the Award that vest shall be determined by multiplying the target number of shares subject to each Performance Measure by the applicable Level of Attainment, as determined by the Committee, and rounded up to the nearest whole share. No shares of Common Stock subject to a Performance Measure shall vest, and all such shares shall be forfeited, if the Threshold Level of performance with respect to such Performance Measure is not attained during the Performance Period. Vesting between Levels of Attainment shall be determined based on straight line interpolation.

[Vesting Schedule Table]

UNITED FIRE GROUP, INC.

Acknowledgment, Acceptance and Agreement:
By electronically accepting this Agreement within my stock plan account with the Company’s stock plan administrator according to the procedures then in effect, I hereby acknowledge receipt of the Agreement and the Plan, accept the Award granted to me and agree to be bound by the terms and conditions of this Award Notice, the Agreement and the Plan.

United Fire Group, Inc.
2021 Stock and Incentive Plan

Exhibit 10.1
PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT

United Fire Group, Inc., an Iowa corporation (the “Company”), hereby grants to the individual (the “Holder”) named in the award notice attached hereto (the “Award Notice”) as of the date set forth in the Award Notice (the “Grant Date”), pursuant to the provisions of the United Fire Group, Inc. 2021 Stock and Incentive Plan (the “Plan”), a performance-based restricted stock unit award (the “Award”) with respect to the number of shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), set forth in the Award Notice, upon and subject to the restrictions, terms and conditions set forth in the Plan and this agreement (the “Agreement”). Capitalized terms not defined herein shall have the meanings specified in the Plan.
1. Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Holder accepts this Agreement by executing the Award Notice in the space provided therefor and returning an original execution copy of the Award Notice to the Company (or electronically accepting this Agreement within the Holder’s stock plan account with the Company’s stock plan administrator according to the procedures then in effect).

2. Rights as a Stockholder. The Holder shall not be entitled to any privileges of ownership with respect to the shares of Common Stock subject to the Award unless and until, and only to the extent, such shares become vested pursuant to Section 3 hereof and the Holder becomes a stockholder of record with respect to such shares.

3. Restriction Period and Vesting.
3.1     Performance-Based Vesting Conditions. Subject to the remainder of this Section 3, the Common Stock shall vest pursuant to the terms of this Agreement and the Plan based on the achievement of the performance measures set forth in the Award Notice over the performance period set forth in the Award Notice (the “Performance Period”), provided that that Holder remains employed by the Company or any of its Subsidiaries from the Grant Date through and including the last day of the Performance Period specified in the Award Notice.  Attainment of the performance goals shall be determined and certified by the Committee in writing prior to the settlement of the Award.
3.2    Termination of Employment.
(a) Termination other than due to Death or Disability. Except as otherwise provided for in Section 3.2(b) or the Plan or any other agreement between the Company or any of its Subsidiaries and Holder in effect on the Grant Date and which provides for more favorable treatment than as set forth herein, if the Holder’s employment with the Company terminates prior to the end of the Performance Period for any reason, the Award shall be immediately forfeited by the Holder and cancelled by the Company.
(b) Termination due to Death or Disability. If Holder’s employment with the Company terminates prior to the end of the Performance Period by reason of Holder’s death or a termination by the Company due to Disability (as defined below), then in either such case, the Award shall vest at the conclusion of the Performance Period with respect to the number of shares of Common Stock that would have vested based on actual performance had Holder remained continuously employed by the Company through the end of the Performance Period, multiplied by a fraction, the numerator of which is the number of days elapsed in the Performance Period through the date of termination and the denominator of which is the total number of days in the Performance Period; provided, however, that, in the case of a termination of Holder’s employment due to Disability, if Holder’s Disability originally required Holder to take a short-term disability leave that was later converted into long-term disability, then for the purposes of determining vesting under this Section 3.2(b), the date of termination shall be deemed to be the date of commencement of the short-term disability leave. For purposes of this Award, “Disability” shall mean

Exhibit 10.1
Holder’s absence from Holder’s duties with the Company on a full-time basis for at least 180 consecutive days as a result of Holder’s incapacity due to physical or mental illness.

4. Issuance or Delivery of Shares.  Subject to Section 6, as soon as practicable (but no later than thirty (30) days) after the end of the Performance Period, the Company shall issue or deliver, subject to the conditions of this Agreement, the vested shares of Common Stock to the Holder. Such issuance or delivery shall be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such issuance or delivery, except as otherwise provided in Section 6.  Prior to the issuance to the Holder of the shares of Common Stock subject to the Award, the Holder shall have no direct or secured claim in any specific assets of the Company or in such shares of Common Stock, and will have the status of a general unsecured creditor of the Company.

5. Transfer Restrictions and Investment Representation.
5.1.    Nontransferability of Award. The Award may not be transferred by the Holder other than by will or the laws of descent and distribution.  Except to the extent permitted by the foregoing sentence, the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.  Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award, the Award and all rights hereunder shall immediately become null and void.
5.2.    Investment Representation. The Holder hereby covenants that (a) any sale of any share of Common Stock acquired upon the vesting of the Award shall be made either pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws and (b) the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the shares and, in connection therewith, shall execute any documents which the Committee shall in its sole discretion deem necessary or advisable.
6. Additional Terms and Conditions of Award.
6.1.    Withholding Taxes.
(a) General. As a condition precedent to the issuance of Common Stock following the vesting of the Award, the Holder shall, upon request by the Company, pay to the Company such amount as the Company determines is required, under all applicable federal, state, local or other laws or regulations, to be withheld and paid over as income or other withholding taxes (the “Required Tax Payments”) with respect to such vesting of the Award. If the Holder shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Holder.
(b) Holder Election. The Holder may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (i) a cash payment to the Company; (ii) authorizing the Company to withhold whole shares of Stock which would otherwise be delivered to the Holder having an aggregate Fair Market Value, determined as of the date on which such withholding obligation arises, equal to the Required Tax Payments; or (iii) any combination of (i) and (ii). Shares to be withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments (or such higher withholding rate permitted by the Committee). Any fraction of a share which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Holder. No shares or certificate representing shares shall be issued or delivered until the Required Tax Payments have been satisfied in full.

Exhibit 10.1
6.2.    Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares of Common Stock subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, the shares of Common Stock subject to the Award shall not be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.
6.3.    Award Confers No Rights to Continued Employment. In no event shall the granting of the Award or its acceptance by the Holder, or any provision of the Agreement or the Plan, give or be deemed to give the Holder any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time.
6.4.    Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.
6.5.    Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.
6.6.    Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to United Fire Group, Inc., Attn: Corporate Counsel, 118 Second Avenue SE, Cedar Rapid, Iowa 52401, and if to the Holder, to the last known mailing address of the Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.
6.7.    Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Iowa and construed in accordance therewith without giving effect to principles of conflicts of laws.
6.8.    Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan, including Section 5.8 with respect to a Change in Control, and shall be interpreted in accordance therewith. In the event that the provisions of this Agreement and the Plan conflict, the Plan shall control. The Holder hereby acknowledges receipt of a copy of the Plan.
6.9.    Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.
6.10.    Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.
6.11.    Amendment and Waiver. The Company may amend the provisions of this Agreement at any time; provided that an amendment that would materially impair the Holder’s rights under this Agreement shall be subject to the written consent of the Holder. No course of conduct or failure or delay in enforcing

Exhibit 10.1
the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.
6.12.    Compliance With Section 409A of the Code. This Award is intended to be exempt from Section 409A of the Code, and shall be interpreted and construed accordingly, and each payment hereunder shall be considered a separate payment. To the extent this Agreement provides for the Award to become vested and be settled upon the Holder’s termination of employment, the applicable shares of Stock shall be transferred to the Holder or his or her beneficiary upon the Holder’s “separation from service,” within the meaning of Section 409A of the Code; provided that if the Holder is a “specified employee,” within the meaning of Section 409A of the Code, then to the extent the Award constitutes nonqualified deferred compensation, within the meaning of Section 409A of the Code, such shares of Stock shall be transferred to the Holder or his or her beneficiary upon the earlier to occur of (i) the six-month anniversary of such separation from service and (ii) the date of the Holder’s death.